Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-207759 and No. 333-208932 on Form S-3 of Shell Midstream Partners, L.P. of our report dated February 27, 2018, relating to the consolidated financial statements, and the financial statement schedules of Shell Midstream Partners, L.P., appearing in this Annual Report on Form 10-K of Shell Midstream Partners, L.P. for the year ended December 31, 2015.

/s/ RSM US LLP

Houston, Texas
February 27, 2018